Exhibit 10.2

(Accounts Receivable Line of Credit)

AMENDED AND RESTATED EXPORT-IMPORT BANK LOAN AND SECURITY AGREEMENT

This AMENDED AND RESTATED EXPORT-IMPORT BANK LOAN AND SECURITY AGREEMENT (this “Exim Agreement”) dated as of October 20, 2008 (the “Effective Date”) is among (a) SILICON VALLEY BANK, a California corporation (“Bank”), with its principal place of business at 3003 Tasman Drive, Santa Clara, California 95054 with a loan production office located at One Newton Executive Park, Suite 200, 2221 Washington Street, Newton, Massachusetts 02462 (FAX 617-969-5965), and (b) MICROFLUIDICS INTERNATIONAL CORPORATION, a Delaware corporation, with its principal place of business at 30 Ossipee Road, Newton, Massachusetts 02464 (FAX 617-965-1213) (“Microfluidics International”) and MICROFLUIDICS CORPORATION, a Delaware corporation, with its principal place of business at 30 Ossipee Road, Newton, Massachusetts 02464 (FAX 617-965-1213) (“Microfluidics”) (individually and collectively, jointly and severally, “Borrower”) and provides the terms on which Bank shall lend to Borrower, and Borrower shall repay Bank.  This Exim Agreement amends and restates, in its entirety, that certain Export-Import Bank Loan and Security Agreement dated as of July 2, 2008, among Borrower and Bank, as amended from time to time.  The parties agree as follows:

1                                         ACCOUNTING AND OTHER TERMS

(a)                                  Borrower and Bank are parties to that certain Amended and Restated Loan and Security Agreement of even date herewith, as may be amended from time to time (as may be amended, the “Domestic Agreement”), together with related documents executed in conjunction therewith (the “Domestic Loan Documents”).

(b)                                 Borrower and Bank desire in this Exim Agreement to set forth their agreement with respect to a working capital facility to be guaranteed by the Exim Bank.

(c)                                  Accounting terms not defined in this Exim Agreement shall be construed following GAAP.  Calculations and determinations must be made following GAAP.  The term “financial statements” includes the notes and schedules.  The terms “including” and “includes” always mean “including (or includes) without limitation,” in this or any Loan Document.  Capitalized terms not otherwise defined in this Exim Agreement shall have the meanings set forth in Section 13.  All other terms contained in this Exim Agreement, unless otherwise indicated, shall have the meanings provided by the Code, to the extent such terms are defined therein.

2                                         LOAN AND TERMS OF PAYMENT

2.1                               Promise to Pay.  Borrower hereby unconditionally promises to pay Bank the unpaid principal amount of all Advances hereunder with all interest, fees and finance charges due thereon as and when due in accordance with this Exim Agreement.

2.1.1                     Financing of Accounts.

(a)                                  Availability.

(i)                                     Subject to the terms of this Exim Agreement and to the deduction of Reserves, Borrower may request that Bank finance specific Eligible Foreign Accounts.  Bank may, in its sole discretion in each instance, finance such Eligible Foreign Accounts by extending credit to Borrower in an amount equal to the result of the Advance Rate multiplied by the face amount of the Eligible Foreign Account.  Bank may, in its sole discretion, change the percentage of the Advance Rate for a particular Eligible Foreign Account on a case by case basis.

(ii)                                  Subject to the terms of this Exim Agreement and to the deduction of Reserves, Borrower may request that Bank finance Exim Inventory Placeholder Invoices.  Bank may, in its sole discretion in each instance, finance such Exim Inventory Placeholder Invoices by extending credit to Borrower in an amount equal to the result of the Advance Rate multiplied by the face amount of the Exim Inventory Placeholder Invoice.  Bank may, in its sole discretion, change the percentage of the Advance Rate for a particular Exim Inventory Placeholder Invoice on a case by case basis.

(iii)                               Any Credit Extension made pursuant to the terms of subsection (i) or (ii) above shall be hereinafter referred to as an “Advance”.  Any Advance made based upon an Eligible Foreign Account shall be he hereinafter referred to as an “Eligible Foreign Account Advance”.  Any Advance made based upon an Exim Inventory Placeholder Invoice shall be he hereinafter referred to as an “Exim Inventory Advance”.  When Bank makes an Advance, the Eligible Foreign Account or Exim Inventory Placeholder Invoice each become a “Financed Receivable”.

(b)                                 Maximum Advances; Aggregate Cap; Maximum Exim Inventory Advances and Inventory Advances.

(i)                                     Maximum Advances; Aggregate Cap.  The aggregate face amount of all Financed Receivables outstanding at any time may not exceed the Facility Amount.  In addition, the aggregate amount of all Advances outstanding hereunder shall not exceed One Million Two Hundred Fifty Thousand Dollars ($1,250,000.00) at any time.

(ii)                                  Maximum Exim Inventory Advances.  Notwithstanding any terms in this Agreement to the contrary, the aggregate amount of Exim Inventory Advances outstanding at any time may not exceed the lesser of (A) Three Hundred Fifty Thousand Dollars ($350,000.00), and (B) sixty percent (60.0%) of the aggregate Advances made pursuant to this Agreement outstanding at such time.  If, at any time, the aggregate amount of Exim Inventory Advances outstanding at any time exceed the maximum amounts set forth in this provision, Borrower shall immediately pay to Bank the excess and, in connection with same, hereby irrevocably authorizes Bank to debit any account of Borrower maintained by Borrower with Bank or any of Bank’s Affiliates for the amount of such excess.

(c)                                  Borrowing Procedure.  Borrower will deliver an Invoice Transmittal and an Export Order for each Eligible Foreign Account or Exim Inventory Placeholder Invoice it offers.  Bank may rely on information set forth in or provided with the Invoice Transmittal and Export Order.

(d)                                 Credit Quality; Confirmations.  Bank may, at its option, conduct a credit check of the Account Debtor for each Account requested by Borrower for financing hereunder in order to approve any such Account Debtor’s credit before agreeing to finance such Account.  Bank may also verify directly with the respective Account Debtors the validity, amount and other matters relating to the Accounts (including confirmations of Borrower’s representations in Section 5.3 and Section 5.4) by means of mail, telephone or otherwise, either in the name of Borrower or Bank from time to time in its sole discretion.

(e)                                  Accounts Notification/Collection.  Bank may notify any Person owing Borrower money of Bank’s security interest in the funds and verify and/or collect the amount of the Account.

(f)                                    Maturity.  This Exim Agreement shall terminate and all Obligations outstanding hereunder shall be immediately due and payable on the Maturity Date.

(g)                                 Bank’s Discretion.  Notwithstanding anything to the contrary contained herein, this Exim Agreement may be terminated by Borrower or Bank at any time, and Bank is not obligated to finance any Eligible Foreign Accounts or Exim Inventory Placeholder Invoices Bank and Borrower hereby acknowledge and agree that Bank’s agreement to finance Eligible Accounts and Exim Inventory Placeholder Invoices hereunder is discretionary in each instance.  Accordingly, there shall not be any recourse to Bank, nor liability of Bank, on account of any delay in Bank’s making of, and/or any decline by Bank to make, any loan or advance requested hereunder.  If this Exim Agreement and the Domestic Agreement are terminated by Bank or Borrower for any reason, Borrower shall pay to Bank a termination fee in an amount equal to (i) for a termination that occurs on or prior to the date that is six (6) months after the Effective Date, Twenty Thousand Dollars ($20,000.00), (ii) for a termination that occurs after the date that is six (6) months after the Effective Date, Ten Thousand Dollars ($10,000.00) (the “Early Termination Fee”) (the “Early Termination Fee”).  The Early Termination Fee shall be due and payable on the effective date of such termination and thereafter shall bear interest at a rate equal to the highest rate applicable to any of the Obligations.  Notwithstanding the foregoing, Bank agrees to waive the Early Termination Fee if Bank agrees to refinance and redocument this Exim Agreement under another division of Bank (in its sole and exclusive discretion) prior to the Maturity Date.

2.1.2                     Note.  To evidence the Advances, Borrower shall execute and deliver to Bank on the date hereof a promissory note (the “Exim Note”) in substantially the form attached hereto as Exhibit C.

2.2                               Collections, Finance Charges, Remittances and Fees.  The Obligations shall be subject to the following fees and Finance Charges.  Unpaid fees and Finance Charges may, in Bank’s discretion, accrue interest and fees as described in Section 9.2 hereof.

2.2.1                     Collections.  Collections will be credited to the Financed Receivable Balance for such Financed Receivable, but if there is an Event of Default, Bank may apply Collections to the Obligations in any order it chooses.  If Bank receives a payment for both a Financed Receivable and a non-Financed Receivable, the funds will first be applied to the Financed Receivable and, if there is no Event of Default then existing, the excess will be remitted to Borrower, subject to Section 2.2.7.

2.2.2                     Facility Fee.  A fully earned, non-refundable facility fee of Twelve Thousand Five Hundred Dollars ($12,500.00) is due upon execution of this Exim Agreement (the “Facility Fee”).

2.2.3                     Finance Charges.  In computing Finance Charges on the Obligations under this Exim Agreement, all Collections received by Bank shall be deemed applied by Bank on account of the Obligations three (3) Business Days after receipt of the Collections.  Borrower will pay a finance charge (the “Finance Charge”) on the Financed Receivable Balance which is equal to the Applicable Rate divided by 360 multiplied by the number of days each such Financed Receivable is outstanding multiplied by the outstanding Financed Receivable Balance.  The Finance Charge is payable when the Advance made based on such Financed Receivable is payable in accordance with Section 2.3 hereof.  After an Event of Default, the Applicable Rate will increase an additional five percent (5.0%) per annum effective immediately upon the occurrence of such Event of Default.  In the event that the aggregate amount of Finance Charges and Collateral Handling Fees earned by Bank in any fiscal quarter under this Exim Agreement and the Domestic Agreement is less than the Minimum Finance Charge, Borrower shall pay to Bank an additional Finance Charge equal to (i) the Minimum Finance Charge minus (ii) the aggregate amount of all Finance Charges and Collateral Handling Fees earned by Bank in such fiscal quarter.   Such additional Finance Charge shall be payable on the first day of the next fiscal quarter.

2.2.4                     Collateral Handling Fee.  Borrower will pay to Bank a collateral handling fee equal to 0.50% per month of the Financed Receivable Balance for each Financed Receivable outstanding based upon a 360 day year (the “Collateral Handling Fee”).  This fee is charged on a daily basis which is equal to the Collateral Handling Fee divided by 30, multiplied by the number of days each such Financed Receivable is outstanding, multiplied by the outstanding Financed Receivable Balance.  The Collateral Handling Fee is payable when the Advance made based on such Financed Receivable is payable in accordance with Section 2.3 hereof.  In computing Collateral Handling Fees under this Exim Agreement, all Collections received by Bank shall be deemed applied by Bank on account of Obligations three (3) Business Days after receipt of the Collections.  After an Event of Default, the Collateral Handling Fee will increase an additional 0.50% effective immediately upon such Event of Default.

2.2.5                     Accounting.  After each Reconciliation Period, Bank will provide an accounting of the transactions for that Reconciliation Period, including the amount of all Financed Receivables, all Collections, Adjustments, Finance Charges, Collateral Handling Fee, and the Facility Fee.  If Borrower does not object to the accounting in writing within thirty (30) days it shall be considered accurate.  All Finance Charges and other interest and fees are calculated on the basis of a 360 day year and actual days elapsed.

2.2.6                     Deductions.  Bank may deduct fees, Finance Charges, Advances which become due pursuant to Section 2.3, and other amounts due pursuant to this Exim Agreement from any Advances made or Collections received by Bank.

2.2.7                     Lockbox; Account Collection Services.

(a)                                  As and when directed by Bank from time to time, at Bank’s option and at the sole and exclusive discretion of Bank (regardless of whether an Event of Default has occurred), Borrower shall direct each Account Debtor (and each depository institution where proceeds of Accounts are on deposit) to remit payments with respect to the Accounts to a lockbox account established with Bank or to wire transfer payments to a cash collateral account that Bank controls (collectively, the “Lockbox”).  It will be considered an immediate Event of Default if the Lockbox is not set-up and operational on the Effective Date.

(b)                                 For any time at which such Lockbox is not established, the proceeds of the Accounts shall be paid by the Account Debtors to an address consented to by Bank.  Upon receipt by Borrower of such proceeds, Borrower shall immediately transfer and deliver same to Bank, along with a detailed cash receipts journal.  Provided no Event of Default exists or an event that with notice or lapse of time will be an Event of Default, within three (3) days of receipt of such amounts by Bank, Bank will turn over to Borrower the proceeds of the Accounts other than Collections with respect to Financed Receivables and the amount of Collections in excess of the amounts for which Bank has made an Advance to Borrower, less any amounts due to Bank, such as the Finance Charge, the Facility Fee, payments due to Bank, other fees and expenses, or otherwise; provided, however, Bank may hold such excess amount with respect to Financed Receivables as a reserve until the end of the applicable Reconciliation Period if Bank, in its discretion, determines that other Financed Receivable(s) may no longer qualify as an Eligible Foreign Account at any time prior to the end of the subject Reconciliation Period.  This Section does not impose any affirmative duty on Bank to perform any act other than as specifically set forth herein.  All Accounts and the proceeds thereof are Collateral and if an Event of Default occurs, Bank may apply the proceeds of such Accounts to the Obligations.

2.2.8                     Bank Expenses.  Borrower shall pay all Bank Expenses (including reasonable attorneys’ fees and expenses, plus expenses, for documentation and negotiation of this Exim Agreement) incurred through and after the Effective Date, when due.

2.3                               Repayment of Obligations; Adjustments.

2.3.1                     Repayment.

(a)                                  Borrower will repay each Eligible Foreign Account Advance on the earliest of: (i) the date on which payment is received of the Financed Receivable with respect to which the Advance was made, (ii) the date on which the Financed Receivable is no longer an Eligible Foreign Account, (iii) the date on which any Adjustment is asserted to the Financed Receivable (but only to the extent of the Adjustment if the Financed Receivable remains otherwise an Eligible Foreign Account), (iv) the date on which there is a breach of any warranty or representation set forth in Section 5.3, or a breach of any covenant in this Exim Agreement, (v) the date on which the full amount of the Advances must be repaid pursuant to Section 2.5, and (vi) the Maturity Date (including any early termination).  Each payment will also include all accrued Finance Charges and Collateral Handling Fees with respect to such Advance and all other amounts then due and payable hereunder.

(b)                                 Borrower will repay each Exim Inventory Advance on the earliest of: (i) the date on which payment is received of the Financed Receivable with respect to which the Exim Inventory Advance was made, (ii) upon Borrower’s issuance of an invoice in respect of any purchase order, (iii) the date on which there is a breach of any warranty or representation set forth in Section 5.4, (iv) the date on which the Inventory subject to an Exim Inventory Advance is sold by Borrower, (v) the date on which the full amount of the Advances must be repaid pursuant to Section 2.5, or (vi) the Maturity Date (including any early termination).  Each payment will also include all accrued Finance Charges and Collateral Handling Fees with respect to such Exim Inventory Advance and all other amounts then due and payable hereunder.

2.3.2                     Repayment on Event of Default.  When there is an Event of Default, Borrower will, if Bank demands (or, upon the occurrence of an Event of Default under Section 8.3, immediately without notice or demand from Bank) repay all of the Advances.  The demand may, at Bank’s option, include the Advance for each Financed Receivable then outstanding and all accrued Finance Charges, the Early Termination Fee, Collateral Handling Fee, attorneys’ and professional fees, court costs and expenses, and any other Obligations.

2.3.3                     Debit of Accounts.  Bank may debit any of Borrower’s deposit accounts for payments or any amounts Borrower owes Bank hereunder.  Bank shall promptly notify Borrower when it debits Borrower’s accounts.  These debits shall not constitute a set-off.

2.3.4                     Adjustments.  If, at any time during the term of this Exim Agreement, any Account Debtor asserts an Adjustment, Borrower issues a credit memorandum, or any of the representations and warranties in Sections 5.3 and 5.4 or covenants in this Exim Agreement are no longer true in all material respects, Borrower will promptly advise Bank.

2.4                               Power of Attorney.  Borrower irrevocably appoints Bank and its successors and assigns as attorney-in-fact and authorizes Bank, regardless of whether there has been an Event of Default, to: (a) sell, assign, transfer, pledge, compromise, or discharge all or any part of the Financed Receivables; (b) demand, collect, sue, and give releases to any Account Debtor for monies due and compromise, prosecute, or defend any action, claim, case or proceeding about the Financed Receivables, including filing a claim or voting a claim in any bankruptcy case in Bank’s or Borrower’s name, as Bank chooses; (c) prepare, file and sign Borrower’s name on any notice, claim, assignment, demand, draft, or notice of or satisfaction of lien or mechanics’ lien or similar document; (d) notify all Account Debtors to pay Bank directly; (e) receive, open, and dispose of mail addressed to Borrower; (f) endorse Borrower’s name on checks or other instruments (to the extent necessary to pay amounts owed pursuant to this Agreement); and (g) execute on Borrower’s behalf any instruments, documents, financing statements to perfect Bank’s interests in the Financed Receivables and Collateral and do all acts and things necessary or expedient, as determined solely and exclusively by Bank, to protect, preserve, and otherwise enforce Bank’s rights and remedies under this Exim Agreement, as directed by Bank.

2.5                               Exim Guaranty.  To facilitate the financing of Eligible Foreign Accounts, the Exim Bank has agreed to guarantee the Exim Loans made under this Exim Agreement, pursuant to a Master Guarantee Agreement, Loan Authorization Agreement and (to the extent applicable) Delegated Authority Letter Agreement (collectively, the “Exim Guaranty”).  If, at any time after the Exim Guaranty has been entered into by Bank, for any reason other than due to any action or inaction of Borrower under the Exim Guaranty, (a) the Exim Guaranty shall cease to be in full force and effect, or (b) if the Exim Bank declares the Exim Guaranty void or revokes any obligations thereunder or denies liability thereunder, Borrower shall immediately repay all outstanding Advances hereunder, and Borrower shall cash collateralize all issued and undrawn letters of credit issued by Bank, if any.  If, at any time after the Exim Guaranty has been entered into by Bank, for any reason other than as described in the foregoing sentence, (x) the Exim Guaranty shall cease to be in full force and effect, or (y) the Exim Bank declares the Exim Guaranty void or revokes any obligations thereunder or denies liability thereunder, any such event shall constitute an Event of Default under this Exim Agreement.  Nothing in any confidentiality agreement, in this Exim Agreement or in any other agreement, shall restrict Bank’s right to make disclosures and provide information to the Exim Bank in connection with the Exim Guaranty.

2.6                               Exim Borrower Agreement.  Borrower shall execute and deliver a Borrower Agreement, in the form specified by the Exim Bank (attached hereto as Annex A), in favor of Bank and the Exim Bank, together with an amendment thereto approved by the Exim Bank to conform certain terms of such Borrower Agreement to the terms of this Exim Agreement (as amended, the “Borrower Agreement”).  When the Borrower Agreement is entered into by Borrower and the Exim Bank and delivered to Bank, this Exim Agreement shall be subject to all of the terms and conditions of the Borrower Agreement, all of which are hereby incorporated herein by this reference.  Borrower acknowledges and agrees that it has received a copy of the Loan Authorization Agreement which is referred to in the Borrower Agreement.  If the Borrower Agreement is entered into by Borrower and the Exim Bank and delivered to Bank, Borrower agrees to be bound by the terms of the Loan Authorization Agreement, including, without limitation, by any additions or revisions made prior to its execution on behalf of Exim Bank.  Upon the execution of the Loan Authorization Agreement by Exim Bank and Bank, it shall be deemed to be, and shall become, an attachment to the Borrower Agreement, and shall be incorporated herein by reference.  Borrower shall reimburse Bank for all fees and all out of pocket costs and expenses incurred by Bank with respect to the Exim Guaranty and the Borrower Agreement, including without limitation all facility fees and usage fees, and Bank is authorized to debit any of Borrower’s deposit accounts with Bank for such fees, costs and expenses when paid by Bank.

3                                         CONDITIONS OF LOANS

3.1                               Conditions Precedent to Initial Advance.  Bank’s agreement to make the initial Advance is subject to the condition precedent that Bank shall have received, in form and substance satisfactory to Bank, such documents, and completion of such other matters, as Bank may reasonably deem necessary or appropriate, including, without limitation:

(a)                           the Domestic Agreement and all of the conditions precedent thereto;

(b)                          Borrower Agreement;

(c)                           Exim Note;

(d)                          Economic Impact Certification;

(e)                           payment of the fees and Bank Expenses then due and payable;

(f)                             such other documents, and completion of such other matters, as Bank may reasonably deem necessary or appropriate.

3.2                               Conditions Precedent to all Advances.  Bank’s agreement to make each Advance, including the initial Advance, is subject to the following:

(a)                           receipt of the Invoice Transmittal and Export Order;

(b)                          Bank shall have (at its option) conducted the confirmations and verifications as described in Section 2.1.1(d);

(c)                           each of the representations and warranties in Section 5 shall be true on the date of the Invoice Transmittal and on the effective date of each Advance and no Event of Default shall have occurred and be continuing, or result from the Advance.  Each Advance is Borrower’s representation and warranty on that date that the representations and warranties in Section 5 remain true; and

(d)                          the Exim Guarantee will be in full force and effect.

4                                         CREATION OF SECURITY INTEREST

4.1                               Grant of Security Interest.  Borrower hereby grants Bank, to secure the payment and performance in full of all of the Obligations and the performance of each of Borrower’s duties under the Loan Documents, a continuing security interest in, and pledges to Bank, the Collateral, wherever located, whether now owned or hereafter acquired or arising, and all proceeds and products thereof.  Borrower represents, warrants, and covenants that the security interest granted herein (subject to the security interest granted in the Domestic Agreement) shall be a first priority security interest in the Collateral.  If Borrower shall at any time, acquire a commercial tort claim, Borrower shall promptly notify Bank in a writing signed by Borrower of the general details thereof and grant to Bank in such writing a security interest therein and in the proceeds thereof, all upon the terms of this Exim Agreement, with such writing to be in form and substance satisfactory to Bank.

If this Exim Agreement is terminated, Bank’s Lien in the Collateral shall continue until the Obligations (other than inchoate indemnity obligations) are repaid in full in cash.  Upon payment in full in cash of the Obligations and at such time this Exim Agreement has been terminated, Bank shall, at Borrower’s sole cost and expense, release its Liens in the Collateral and all rights therein shall revert to Borrower.

Notwithstanding the foregoing, it is expressly acknowledged and agreed that the security interest created in this Exim Agreement in all of the Collateral (with the exception of Export-Related Accounts Receivable, Export-

Related Inventory and Export-Related General Intangibles), is subject to and subordinate to the security interest granted to Bank in the Domestic Agreement with respect to the Collateral and the security interest created in the Domestic Agreement with respect to Export-Related Accounts Receivable, Export-Related Inventory and Export-Related General Intangibles is subject to and subordinate to the security interest granted to Bank in this Exim Agreement with respect to such Export-Related Accounts Receivable, Export-Related Inventory and Export-Related General Intangibles.

4.2                               Authorization to File Financing Statements.  Borrower hereby authorizes Bank to file financing statements, without notice to Borrower, with all appropriate jurisdictions to perfect or protect Bank’s interest or rights hereunder, including a notice that any disposition of the Collateral, by either Borrower or any other Person, shall be deemed to violate the rights of Bank under the Code.  Any such financing statements may indicate the Collateral as “all assets of the Debtor” or words of similar effect, or as being of an equal or lesser scope, or with greater detail, all in Bank’s discretion.

5                                         REPRESENTATIONS AND WARRANTIES

Borrower represents and warrants as follows:

5.1                               Domestic Loan Documents.  The representations and warranties contained in the Domestic Loan Documents, which are incorporated by reference into this Exim Agreement, are true and correct.

5.2                               Borrower Agreement.  The representations and warranties contained in the Borrower Agreement, which are incorporated by reference into this Exim Agreement, are true and correct.

5.3                               Financed Receivables.  Borrower represents and warrants for each Financed Receivable (other than Financed Receivables based upon Exim Inventory Placeholder Invoices):

(a)                                  Such Financed Receivable is an Eligible Foreign Account;

(b)                                 Borrower is the owner of and has the legal right to sell, transfer, assign and encumber such Financed Receivable;

(c)                                  The correct amount is on the Invoice Transmittal and is not disputed;

(d)                                 Payment is not contingent on any obligation or contract and Borrower has fulfilled all its obligations as of the Invoice Transmittal date;

(e)                                  Such Financed Receivable is based on an actual sale and delivery of goods and/or services rendered, is due to Borrower, is not past due or in default, has not been previously sold, assigned, transferred, or pledged and is free of any liens, security interests and encumbrances other than Permitted Liens;

(f)                                    There are no defenses, offsets, counterclaims or agreements for which the Account Debtor may claim any deduction or discount;

(g)                                 Borrower reasonably believes no Account Debtor is insolvent or subject to any Insolvency Proceedings;

(h)                                 Borrower has not filed or had filed against it Insolvency Proceedings and does not anticipate any filing;

(i)                                     Bank has the right to endorse and/ or require Borrower to endorse all payments received on Financed Receivables and all proceeds of Collateral;

(j)                                     No representation, warranty or other statement of Borrower in any certificate or written statement given to Bank contains any untrue statement of a material fact or omits to state a material fact necessary to make the statement contained in the certificates or statement not misleading. All statements made and all unpaid balances appearing in all invoices, instruments and other documents evidencing the Financed Receivable are and shall be true and correct and all such invoices, instruments and other documents, and all of Borrower’s Books are genuine and in all respects what they purport to be;

(k)                                  All sales and other transactions underlying or giving rise to each Financed Receivable shall comply in all material respects with all applicable laws and governmental rules and regulations; and

(l)                                     To the best of Borrower’s knowledge, all signatures and endorsements on all documents, instruments, and agreements relating to each Financed Receivable are genuine, and all such documents, instruments and agreements are legally enforceable in accordance with their terms.

5.4                               Representations regarding Exim Inventory Placeholder Invoices.  With respect to Exim Inventory Placeholder Invoices, Borrower represents and warrants that all of Borrower’s Inventory which is the subject of any Exim Inventory Placeholder Invoice is and will continue to be Eligible Export-Related Inventory.

5.5                               Use of Proceeds.  Borrower will use the proceeds of the Advances only for the purposes specified in the Borrower Agreement.  Borrower will not use the proceeds of the Advances for any purpose prohibited by the Borrower Agreement.

6                                         AFFIRMATIVE COVENANTS

Borrower shall do all of the following:

6.1                               Domestic Loan Documents.  Borrower shall comply in all respects with the terms and provisions of the Domestic Loan Documents, which terms and provisions are incorporated into this Exim Agreement and shall survive the termination of Domestic Agreement, which shall include, without limitation, compliance with the financial reporting requirements set forth in the Domestic Agreement and the financial covenants set forth in the Domestic Agreement.

6.2                               Borrower Agreement.  Borrower shall comply with all of the terms of the Borrower Agreement, including without limitation, the delivery of any and all notices required pursuant to Sections 2.18 and/or 2.24 of the Borrower Agreement.  In the event of any conflict or inconsistency between any provision contained in the Borrower Agreement with any provision contained in this Exim Agreement, the more strict provision, with respect to Borrower, shall control.

6.3                               Notice in Event of Filing of Action for Debtor’s Relief.  Borrower shall notify Bank in writing within five (5) days of the occurrence of any of the following: (1) Borrower begins or consents in any manner to any proceeding or arrangement for its liquidation in whole or in part or to any other proceeding or arrangement whereby any of its assets are subject generally to the payment of its liabilities or whereby any receiver, trustee, liquidator or the like is appointed for it or any substantial part of its assets (including without limitation the filing by Borrower of a petition for appointment as debtor-in-possession under Title 11 of the U.S. Code); (2) Borrower fails to obtain the dismissal or stay on appeal within forty-five (45) calendar days of the commencement of any proceeding arrangement referred to in (1) above; (3) Borrower begins any other procedure for the relief of financially distressed or insolvent debtors, or such procedure has been commenced against it, whether voluntarily or involuntarily, and such procedure has not been effectively terminated, dismissed or stayed within forty-five (45) calendar days after the commencement thereof; or (4) Borrower begins any procedure for its dissolution, or a procedure therefor has been commenced against it.

6.4                               Reporting Requirements.

(a)                                  Inventory Reports.  Borrower shall deliver to Bank, as soon as available, but no later than thirty (30) days following the last day of each month, a listing of Borrower’s Eligible Export-Related Inventor, or such other inventory reports as are requested by Bank.

(b)                                 Compliance Certificates.  Borrower shall deliver to Bank, with each Invoice Transmittal and together with the Compliance Certificate as and when required pursuant to the Domestic Agreement, a Compliance Certificate in the form of Exhibit B hereto.

(c)                              Other Reporting Requirements.  Borrower shall deliver all reports, certificates and other documents to Bank as provided in the Borrower Agreement and as Bank and Exim Bank may reasonably request.  In addition, Borrower shall comply with the reporting requirements set forth in the Domestic Loan Documents.

6.5                               Exim Insurance.  If required by Bank, Borrower will obtain, and pay when due all premiums with respect to, and maintain uninterrupted foreign credit insurance.  In addition, Borrower will execute in favor of Bank an assignment of proceeds of any insurance policy obtained by Borrower and issued by Exim Bank insuring against comprehensive commercial and political risk (the “Exim Bank Policy”).  The insurance proceeds from the Exim Bank Policy assigned or paid to Bank will be applied to the balance outstanding under this Exim Agreement. Borrower will immediately notify Bank and Exim Bank in writing upon submission of any claim under the Exim Bank Policy.

6.6                               Further Assurances.  Borrower shall execute any further instruments and take further action as Bank reasonably requests to perfect or continue Bank’s security interest in the Collateral or to effect the purposes of this Exim Agreement.

7                                         NEGATIVE COVENANTS

Borrower shall not do any of the following without Bank’s prior written consent.

7.1                               Domestic Loan Documents.  Violate or otherwise fail to comply with any provisions of the Domestic Loan Documents, which provisions are incorporated into this Exim Agreement.

7.2                               Borrower Agreement.  Violate or otherwise fail to comply with any provision of the Borrower Agreement, including, without limitation, the negative covenants set forth in Section 2.22.

7.3                               Exim Guarantee.  Take any action, or permit any action to be taken, that causes or, with the passage of time, could reasonably be expected to cause, the Exim Guarantee to cease to be in full force and effect.

8                                         EVENTS OF DEFAULT

Any one of the following shall constitute an event of default (an “Event of Default”) under this Exim Agreement:

8.1                               Payment Default.  Borrower fails to pay any of the Obligations when due;

8.2                               Covenant Default.  Borrower fails or neglects to perform any obligation in Section 6 or violates any covenant in Section 7 or fails or neglects to perform, keep, or observe any other material term, provision, condition,  covenant or agreement contained in this Agreement, any Loan Documents, or in any present or future agreement between Borrower and Bank;

8.3                               Insolvency.  (a) Borrower is unable to pay its debts (including trade debts) as they become due or otherwise becomes insolvent; (b) Borrower begins an Insolvency Proceeding; or (c) an Insolvency Proceeding is begun against Borrower and not dismissed or stayed within forty-five (45) days (but no Advances shall be made while of any of the conditions described in clause (a) exist and/or until any Insolvency Proceeding is dismissed);

8.4                               Exim Guarantee.  If the Exim Guarantee ceases for any reason to be in full force and effect, or if the Exim Bank declares the Exim Guarantee void or revokes any obligations under the Exim Guarantee.

8.5                               Domestic Default.  The occurrence of an Event of Default (as defined in the Domestic Agreement) under the Domestic Agreement.

9                                         BANK’S RIGHTS AND REMEDIES

9.1                               Rights and Remedies.  When an Event of Default occurs and continues Bank may, without notice or demand, do any or all of the following:

(a)                                  declare all Obligations immediately due and payable (but if an Event of Default described in Section 8.5 occurs all Obligations are immediately due and payable without any action by Bank);

(b)                                 stop advancing money or extending credit for Borrower’s benefit under this Exim Agreement or under any other agreement between Borrower and Bank;

(c)                                  demand that Borrower (i) deposits cash with Bank in an amount equal to the aggregate amount of any Letters of Credit remaining undrawn, as collateral security for the repayment of any future drawings under such Letters of Credit, and Borrower shall forthwith deposit and pay such amounts, and (ii) pay in advance all Letter of Credit fees scheduled to be paid or payable over the remaining term of any Letters of Credit;

(d)                                 settle or adjust disputes and claims directly with Account Debtors for amounts, on terms and in any order that Bank considers advisable and notify any Person owing Borrower money of Bank’s security interest in such funds and verify the amount of such account.  Borrower shall collect all payments in trust for Bank and, if requested by Bank, immediately deliver the payments to Bank in the form received from the Account Debtor, with proper endorsements for deposit;

(e)                                  make any payments and do any acts it considers necessary or reasonable to protect its security interest in the Collateral.  Borrower shall assemble the Collateral if Bank requests and make it available as Bank designates.  Bank may enter premises where the Collateral is located, take and maintain possession of any part of the Collateral, and pay, purchase, contest, or compromise any Lien which appears to be prior or superior to its security interest and pay all expenses incurred.  Borrower grants Bank a license to enter and occupy any of its premises, without charge, to exercise any of Bank’s rights or remedies;

(f)                                    apply to the Obligations any (i) balances and deposits of Borrower it holds, or (ii) any amount held by Bank owing to or for the credit or the account of Borrower;

(g)                                 ship, reclaim, recover, store, finish, maintain, repair, prepare for sale, advertise for sale, and sell the Collateral.  Bank is hereby granted a non-exclusive, royalty-free license or other right to use, without charge, Borrower’s labels, patents, copyrights, mask works, rights of use of any name, trade secrets, trade names, trademarks, service marks, and advertising matter, or any similar property as it pertains to the Collateral, in completing production of, advertising for sale, and selling any Collateral and, in connection with Bank’s exercise of its rights under this Section, Borrower’s rights under all licenses and all franchise agreements inure to Bank’s benefit;

(h)                                 place a “hold” on any account maintained with Bank and/or deliver a notice of exclusive control, any entitlement order, or other directions or instructions pursuant to any control agreement or similar agreements providing control of any Collateral;

(i)                                     demand and receive possession of Borrower’s Books; and

(j)                                     exercise all rights and remedies available to Bank under the Loan Documents or at law or equity, including all remedies provided under the Code (including disposal of the Collateral pursuant to the terms thereof).

9.2                               Protective Payments.  If Borrower fails to obtain insurance called for by Section 6.4 or fails to pay any premium thereon or fails to pay any other amount which Borrower is obligated to pay under this Exim Agreement or by any other Loan Document, Bank may obtain such insurance or make such payment, and all amounts so paid by Bank are Bank Expenses and immediately due and payable, bearing interest at the then highest applicable rate, and secured by the Collateral.  Bank will make reasonable effort to provide Borrower with notice of Bank obtaining such insurance at the time it is obtained or within a reasonable time thereafter. No payments by Bank are deemed an agreement to make similar payments in the future or Bank’s waiver of any Event of Default.

9.3                               Bank’s Liability for Collateral.  So long as Bank complies with reasonable banking practices regarding the safekeeping of Collateral in possession or under the control of Bank, Bank shall not be liable or responsible for: (a) the safekeeping of the Collateral; (b) any loss or damage to the Collateral; (c) any diminution in the value of the Collateral; or (d) any act or default of any carrier, warehouseman, bailee, or other Person.  Borrower bears all risk of loss, damage or destruction of the Collateral.

9.4                               Remedies Cumulative.  Bank’s failure, at any time or times, to require strict performance by Borrower of any provision of this Exim Agreement or any other Loan Document shall not waive, affect, or diminish any right of Bank thereafter to demand strict performance and compliance herewith or therewith.  No waiver hereunder shall be effective unless signed by Bank and then is only effective for the specific instance and purpose for which it is given.  Bank’s rights and remedies under this Exim Agreement and the other Loan Documents are cumulative.  Bank has all rights and remedies provided under the Code, by law, or in equity.  Bank’s exercise of one right or remedy is not an election, and Bank’s waiver of any Event of Default is not a continuing waiver.  Bank’s delay in exercising any remedy is not a waiver, election, or acquiescence.

9.5                               Demand Waiver.  Borrower waives demand, notice of default or dishonor, notice of payment and nonpayment, notice of any default, nonpayment at maturity, release, compromise, settlement, extension, or renewal of accounts, documents, instruments, chattel paper, and guarantees held by Bank on which Borrower is liable.

10                                  NOTICES.

All notices, consents, requests, approvals, demands, or other communication by any party to this Exim Agreement or any other Loan Document must be in writing and shall be deemed to have been validly served, given, or delivered: (a) upon the earlier of actual receipt and three (3) Business Days after deposit in the U.S. mail, first class, registered or certified mail return receipt requested, with proper postage prepaid; (b) upon transmission, when sent by facsimile transmission; (c) one (1) Business Day after deposit with a reputable overnight courier with all charges prepaid; or (d) when delivered, if hand-delivered by messenger, all of which shall be addressed to the party to be notified and sent to the address or facsimile number provided at the beginning of this Exim Agreement.  Bank or Borrower may change its address or facsimile number by giving the other party written notice thereof in accordance with the terms of this Section 10.

11                                  CHOICE OF LAW, VENUE AND JURY TRIAL WAIVER

Massachusetts law governs the Loan Documents without regard to principles of conflicts of law.  Borrower and Bank each submit to the exclusive jurisdiction of the State and Federal courts in Massachusetts; provided, however, that if for any reason Bank cannot avail itself of such courts in the Commonwealth of Massachusetts, Borrower accepts jurisdiction of the courts and venue in Santa Clara County, California.  Notwithstanding the foregoing, nothing in this Exim Agreement shall be deemed to operate to preclude Bank from bringing suit or taking other legal action in any other jurisdiction to realize on the Collateral or any other security for the Obligations, or to enforce a judgment or other court order in favor of Bank.  Borrower expressly submits and consents in advance to such jurisdiction in any action or suit commenced in any such court, and Borrower hereby waives any objection that it may have based upon lack of personal jurisdiction, improper venue, or forum non conveniens and hereby consents to the granting of such legal or equitable relief as is deemed appropriate by such court.  Borrower hereby waives personal service of the summons, complaints, and other process issued in such action or suit and agrees that service of such summons, complaints, and other process may be made by registered or certified mail addressed to Borrower at the address set forth in Section 10 of this Exim Agreement and that service so made shall be deemed completed upon the earlier to occur of Borrower’s actual receipt thereof or three (3) days after deposit in the U.S. mails, proper postage prepaid.

 BORROWER AND BANK EACH WAIVE THEIR RIGHT TO A JURY TRIAL OF ANY CLAIM OR CAUSE OF ACTION ARISING OUT OF OR BASED UPON THIS EXIM AGREEMENT, THE LOAN DOCUMENTS OR ANY CONTEMPLATED TRANSACTION, INCLUDING CONTRACT, TORT, BREACH OF DUTY AND ALL OTHER CLAIMS. THIS WAIVER IS A MATERIAL INDUCEMENT FOR BOTH PARTIES TO ENTER INTO THIS EXIM AGREEMENT.  EACH PARTY HAS REVIEWED THIS WAIVER WITH ITS COUNSEL.

12                                  GENERAL PROVISIONS

12.1                        Successors and Assigns.  This Exim Agreement binds and is for the benefit of the successors and permitted assigns of each party.  Borrower may not assign this Exim Agreement or any rights or obligations under it without Bank’s prior written consent which may be granted or withheld in Bank’s discretion.  Bank has the right, without the consent of or notice to Borrower, to sell, transfer, negotiate, or grant participation in all or any part of, or any interest in, Bank’s obligations, rights and benefits under this Exim Agreement, the Loan Documents or any related agreement.

12.2                        Indemnification.  Borrower agrees to indemnify, defend, and hold Bank and its officers, directors, employees, agents, attorneys or any other Person affiliated with or representing Bank (each, an “Indemnified Person”) harmless against:  (a) all obligations, demands, claims, and liabilities (collectively, “Claims”) asserted by any other party in connection with the transactions contemplated by the Loan Documents; and (b) all losses or Bank Expenses incurred, or paid by such Indemnified Person from, following, or arising from transactions between Bank and Borrower (including reasonable attorneys’ fees and expenses), except for Claims and/or losses directly caused by such Indemnified Person’s gross negligence or willful misconduct.

12.3                        Right of Set-Off.   Borrower hereby grants to Bank, a lien, security interest and right of setoff as security for all Obligations to Bank, whether now existing or hereafter arising upon and against all deposits, credits, collateral and property, now or hereafter in the possession, custody, safekeeping or control of Bank or any entity under the control of Bank (including a Bank subsidiary) or in transit to any of them.  At any time after the occurrence and during the continuance of an Event of Default, without demand or notice, Bank may set off the same or any part thereof and apply the same to any liability or obligation of Borrower even though unmatured and regardless of the adequacy of any other collateral securing the Obligations.  ANY AND ALL RIGHTS TO REQUIRE BANK TO EXERCISE ITS RIGHTS OR REMEDIES WITH RESPECT TO ANY OTHER COLLATERAL WHICH SECURES THE OBLIGATIONS, PRIOR TO EXERCISING ITS RIGHT OF SETOFF WITH RESPECT TO SUCH DEPOSITS, CREDITS OR OTHER PROPERTY OF BORROWER, ARE HEREBY KNOWINGLY, VOLUNTARILY AND IRREVOCABLY WAIVED.

12.4                        Time of Essence.  Time is of the essence for the performance of all Obligations in this Exim Agreement.

12.5                        Severability of Provisions.  Each provision of this Exim Agreement is severable from every other provision in determining the enforceability of any provision.

12.6                        Correction of Loan Documents.  Bank may correct patent errors and fill in any blanks in this Exim Agreement and the other Loan Documents consistent with the agreement of the parties.

12.7                        Amendments in Writing; Integration.  All amendments to this Exim Agreement must be in writing signed by both Bank and Borrower.  This Exim Agreement and the Loan Documents represent the entire agreement about this subject matter, and supersede prior negotiations or agreements.  All prior agreements, understandings, representations, warranties, and negotiations between the parties about the subject matter of this Exim Agreement and the Loan Documents merge into this Exim Agreement and the Loan Documents.

12.7                        Counterparts.  This Exim Agreement may be executed in any number of counterparts and by different parties on separate counterparts, each of which, when executed and delivered, are an original, and all taken together, constitute one Exim Agreement.

12.8                        Survival.  All covenants, representations and warranties made in this Exim Agreement continue in full force until this Exim Agreement has terminated pursuant to its terms and all Obligations (other than inchoate indemnity obligations and any other obligations which, by their terms, are to survive the termination of this Exim Agreement) have been satisfied.  The obligation of Borrower in Section 12.2 to indemnify Bank shall survive until the statute of limitations with respect to such claim or cause of action shall have run.

12.9                        Confidentiality.  In handling any confidential information, Bank shall exercise the same degree of care that it exercises for its own proprietary information, but disclosure of information may be made: (a) to Bank’s Subsidiaries or Affiliates; (b) to prospective transferees or purchasers of any interest in the Advances (provided, however, Bank shall use commercially reasonable efforts to obtain such prospective transferee’s or purchaser’s agreement to the terms of this provision); (c) as required by law, regulation, subpoena, or other order; (d) to Bank’s regulators or as otherwise required in connection with Bank’s examination or audit; (e) as Bank considers appropriate in exercising remedies under the Loan Documents; and (f) to third-party service providers of Bank so long as such service providers have executed a confidentiality agreement with Bank with terms no less restrictive than those contained herein.  Confidential information does not include information that either: (i) is in the public domain or in Bank’s possession when disclosed to Bank, or becomes part of the public domain after disclosure to Bank; or (ii) is disclosed to Bank by a third party, if Bank does not know that the third party is prohibited from disclosing the information.

Bank may use confidential information for any purpose, including, without limitation, for the development of client databases, reporting purposes, and market analysis, so long as Bank does not disclose Borrower’s identity or the identity of any person associated with Borrower unless otherwise expressly permitted by this Exim Agreement.  The provisions of the immediately preceding sentence shall survive the termination of this Exim Agreement.

12.10                 Borrower Agreement; Cross-Collateralization; Cross-Default; Conflicts.  Both this Exim Agreement and the Borrower Agreement shall continue in full force and effect, and all rights and remedies under this Exim Agreement and the Borrower Agreement are cumulative.  The term “Obligations” as used in this Exim Agreement and in the Borrower Agreement shall include without limitation the obligation to pay when due all loans made pursuant to the Borrower Agreement (the “Exim Loans”) and all interest thereon and the obligation to pay when due all Advances made pursuant to the terms of this Exim Agreement and all interest thereon.  Without limiting the generality of the foregoing, the security interest granted herein covering all “Collateral” as defined in this Exim Agreement and as defined in the Borrower Agreement shall secure all Exim Loans and all Advances and all interest thereon, and all other Obligations.  Any Event of Default under this Exim Agreement shall also constitute an Event of Default under the Borrower Agreement, and any Event of Default under the Borrower Agreement shall also constitute an Event of Default under this Exim Agreement.  In the event Bank assigns its rights under this Exim Agreement and/or under any note evidencing Exim Loans and/or its rights under the Borrower Agreement and/or under any note evidencing Advances, to any third party, including, without limitation, the Exim Bank, whether before or after the occurrence of any Event of Default, Bank shall have the right (but not any obligation), in its sole discretion, to allocate and apportion Collateral to the Borrower Agreement and/or note assigned and to specify the priorities of the respective security interests in such Collateral between itself and the assignee, all without notice to or consent of the Borrower.  Should any term of the Exim Agreement conflict with any term of the Borrower Agreement, the more restrictive term in either agreement shall govern Borrower.

12.11                 Borrower Liability.  Either Borrower may, acting singly, request Advances hereunder.  Each Borrower hereby appoints the other as agent for the other for all purposes hereunder, including with respect to requesting Advances hereunder. Each Borrower hereunder shall be obligated to repay all Advances made hereunder, regardless of which Borrower actually receives said Advance, as if each Borrower hereunder directly received all Advances.  Notwithstanding any other provision of this Exim Agreement or other related document, each Borrower irrevocably waives all rights that it may have at law or in equity (including, without limitation, any law subrogating Borrower to the rights of Bank under this Exim Agreement) to seek contribution, indemnification or any other form of reimbursement from any other Borrower, or any other Person now or hereafter primarily or secondarily liable for any of the Obligations, for any payment made by Borrower with respect to the Obligations in connection with this Exim Agreement or otherwise and all rights that it might have to benefit from, or to participate in, any security for the Obligations as a result of any payment made by Borrower with respect to the Obligations in connection with this Exim Agreement or otherwise.  Any agreement providing for indemnification, reimbursement or any other arrangement prohibited under this Section shall be null and void.  If any payment is made to a Borrower in contravention of this Section, such Borrower shall hold such payment in trust for Bank and such payment shall be promptly delivered to Bank for application to the Obligations, whether matured or unmatured.

Each Borrower waives any suretyship defenses available to it under the Code or any other applicable law.  Each Borrower waives any right to require Bank to: (a) proceed against any Borrower or any other person; (b) proceed against or exhaust any security; or (c) pursue any other remedy.  Bank may exercise or not exercise any right or remedy it has against any Borrower or any security it holds (including the right to foreclose by judicial or non-judicial sale) without affecting any Borrower’s liability.

13                                  DEFINITIONS

13.1                        Definitions.  In this Exim Agreement:

 “Advance” is defined in Section 2.1.1.

“Advance Rate” is (a) with respect to Eligible Foreign Accounts, eighty percent (80.0%), net of any offsets related to each specific Account Debtor, including, without limitation, Deferred Revenue, or such other percentage as Bank establishes under Section 2.1.1, and (b) with respect to Exim Inventory Placeholder Invoices, fifty percent (50.0%), net of any offsets related to each specific Account Debtor, including, without limitation, Deferred Revenue, or such other percentage as Bank establishes under Section 2.1.1

 “Applicable Rate” is a per annum rate equal to the greater of (a) the Prime Rate plus two percent (2.0%), and (b) six percent (6.0%).

“Borrower Agreement” is defined in Section 2.6.

 “Claims” are defined in Section 12.2.

“Collateral” is any and all properties, rights and assets of Borrower described on Exhibit A.

“Collateral Handling Fee” is defined in Section 2.2.4.

“Compliance Certificate” is attached as Exhibit B.

“Domestic Agreement” is defined in Section 1(a).

“Domestic Loan Documents” is defined in Section 1(a).

“Early Termination Fee” is defined in Section 2.1.1.

“Effective Date” is defined in the preamble of this Exim Agreement.

“Eligible Export-Related Inventory” is defined in the Borrower Agreement.

“Eligible Foreign Account Advance” is defined in Section 2.1.1.

“Eligible Foreign Accounts” are billed Accounts in the ordinary course of Borrower’s business that meet all Borrower’s representations and warranties in Section 5.3, conform in all respects to the Borrower Agreement, have been, at the option of Bank, confirmed in accordance with Section 2.1.1(d), and are due and owing from Account Debtors deemed creditworthy by Bank in its sole discretion and that arise in the ordinary course of Borrower’s business and are derived from exports originating in the United States and (i) with respect to which the Account Debtor is not located in the United States, (ii) with respect to which are payable and collected by Borrower in the United States, (iii) conform in all respects to the provisions of the Borrower Agreement, (iv) are “Eligible Accounts” (as defined in the Domestic Agreement) pursuant to the Domestic Agreement, (v) that have been validly assigned or pledged to Bank in a manner satisfactory to Bank giving Bank a first priority perfected security interest, or its equivalent, in such Accounts, (vi) comply with all of Borrower’s representations and warranties to Bank, and (vii) that either (A) Bank approves on a case by case basis (which shall be required with respect to foreign Accounts on open account terms), or (B) are supported by letter(s) of credit acceptable to Bank.  Standards of eligibility may be fixed or revised from time to time by Bank in Bank’s reasonable judgment and upon notification thereof to the Borrower in accordance with the provisions hereof.  In addition, Eligible Foreign Accounts shall not include the following:

(a)                                              Accounts that the Account Debtor has not paid within one hundred eighty (180) days of invoice date;

(b)                                             Accounts for an Account Debtor, fifty percent (50%) or more of whose Accounts have not been paid within ninety (90) days of invoice date;

(c)                                              Accounts that the Account Debtor has failed to pay within sixty (60) days of the original due date of the invoice unless such accounts are insured through Exim Bank export credit insurance for comprehensive commercial and political risk, in which case ninety (90) calendar days shall apply;

(d)                                             Accounts with credit balances over sixty (60) days past original invoice due date;

(e)                                              Accounts which represent progress billings, or be due under a fulfillment or requirements contract with the Account Debtor;

(f)                                                Accounts which are subject to any contingencies (including Accounts arising from sales on consignment, guaranteed sale or other terms pursuant to which payment by the Account Debtor may be conditional);

(g)                                             Accounts which are owing from a Non-U.S. Account Debtor with whom Borrower has any dispute (whether or not relating to the particular Account);

(h)                                             Accounts which are owing from an Account Debtor which is an Affiliate, officer, director, employee or agent of Borrower;

(i)                                                 Accounts which are owing from a Non-U.S. Account Debtor which is subject to any insolvency or bankruptcy proceeding, or whose financial condition is not acceptable to Bank, or which, fails or goes out of a material portion of its business;

(j)                                                 Accounts which are owing from a Non-U.S. Account Debtor affiliated with any military organization or arise from the sale or licensing of goods or provision of services related to the defense industry;

(k)                                              Accounts which are owing from a Non-U.S. Account Debtor located in countries where the EXIM Bank is legally prohibited from doing business or in which EXIM Bank coverage is not available (as designated by the EXIM Bank’s most recent Country Limitation Schedule);

(l)                                                 Accounts which are billed in currencies other than in U.S. Dollars, unless otherwise approved by the EXIM Bank;

(m)                                           Accounts with respect to which an invoice has not been sent;

(n)                                             Accounts billed and/or payable outside of the United States;

(o)                                             Accounts from military buyers or generated by defense articles or services;

(p)                                             Accounts, if any, generated by sales of inventory which constitutes defense articles or defense services;

(q)                                             Accounts which are backed by letters of credit that are (i) unacceptable to Bank in its sole discretion or (ii) not negotiated by Bank;

(r)                                                Accounts which are backed by a letter of credit but where the goods covered have not yet been shipped or where the services covered have not yet been provided;

(s)                                              Accounts for which Borrower owes the Account Debtor, but only up to the amount owed (sometimes called “contra” accounts, accounts payable, customer deposits or credit accounts);

(t)                                                Accounts in respect of unfulfilled contractual billings of Borrower (including, without limitation, pre-bill and milestone billings);

(u)                                             Accounts for demonstration or promotional equipment, or in which goods are consigned, sales guaranteed, sale or return, sale on approval, bill and hold, or other terms if the Account Debtor’s payment may be conditional;

(v)                                             Accounts in which the Account Debtor disputes liability or makes any claim (but only up to the disputed or claimed amount), or if the Account Debtor is subject to an Insolvency Proceeding, or becomes insolvent, or goes out of business;

(w)                                           Accounts which are owing from a Non-U.S. Account Debtor to whom Borrower is or may be liable for goods purchased from such Non-U.S. Account Debtor or otherwise (but, in such case, the Account will be deemed not eligible only to the extent of any amounts owed by Borrower to such Non-U.S. Account Debtor).

(x)                                               Accounts as to which any covenant, representation or warranty contained in the Loan Documents with respect to such Account has been breached;

(y)                                             Accounts that arise from the sale of items that do not meet fifty percent (50%) U.S. consent requirements;

(z)                                               Accounts as to which Bank does not have a valid, perfected first priority lien;

(aa)                                        Accounts for which the items giving rise to such Account have not been shipped and delivered to the Account Debtor or the services giving rise to such Account have not been performed by Borrower or the Account does not represent a final sale of goods or services;

(bb)                                      Accounts for which Borrower has made any agreement with the Account Debtor for any deduction therefrom except for discounts or allowances made in the ordinary course of business for prompt payment, all of which discounts or allowances are reflected in the calculation of the face value of each respective invoice related thereto;

(cc)                                        Accounts for which any of the items giving rise to such Accounts have been returned, rejected or repossessed;

(dd)                                      Accounts which are not “Eligible Export-Related Accounts Receivable”, as such term is defined in the Borrower Agreement;

(ee)                                        Accounts which are not otherwise “Eligible Accounts”, as such term is defined in the Domestic Agreement; and

(ff)                                            Accounts for which Bank reasonably determines collection to be doubtful or any Accounts which are unacceptable to Bank for any reason.

“Events of Default” are set forth in Article 8.

“Exim Bank” means Export-Import Bank of the United States.

“Exim Guaranty” is defined in Section 2.5.

“Exim Inventory Advance” is defined in Section 2.1.1.

“Exim Inventory Placeholder Invoice” is the estimated value (as reasonably calculated by Borrower, subject to Section 5.4) of Borrower’s Eligible Export-Related Inventory.

“Exim Loans” is defined in Section 12.10.

“Export Order” is defined in the Borrower Agreement.

“Export-Related Accounts Receivable” is defined in the Borrower Agreement.

“Export-Related General Intangibles” is defined in the Borrower Agreement.

“Export-Related Inventory” is defined in the Borrower Agreement.

“Facility Amount” is One Million Five Hundred Sixty Two Thousand Five Hundred Dollars ($1,562,500.00).

“Facility Fee” is defined in Section 2.2.2.

“Finance Charges” is defined in Section 2.2.3.

“Financed Receivables” are all those Eligible Foreign Accounts and Exim Inventory Placeholder Invoices, including their proceeds which Bank finances and makes an Advance, as set forth in Section 2.1.1.  A Financed Receivable stops being a Financed Receivable (but remains Collateral) when the Advance made for the Financed Receivable has been fully paid.

 “Invoice Transmittal” shows Eligible Foreign Accounts and Inventory Placeholder Invoices which Bank may finance and (a) for each such Eligible Foreign Account, includes the Account Debtor’s, name, address, invoice amount, invoice date and invoice number, and (b) for each such Exim Inventory Placeholder Invoice, a listing of all Inventory which Borrower proposed to be the subject of an Exim Inventory Placeholder Invoice.

“Loan Documents” are, collectively, this Exim Agreement, the Domestic Agreement, the Perfection Certificate, any subordination agreement, the IP Agreement, any note, or notes or guaranties executed by Borrower or any Guarantor, and any other present or future agreement between Borrower any Guarantor and/or for the benefit of Bank in connection with this Exim Agreement, all as amended, restated, or otherwise modified.

“Lockbox” is defined in Section 2.2.7.

“Maturity Date” is 364 days from the Effective Date.

“Minimum Finance Charge” is an amount equal to the Finance Charges and Collateral Handling Fees Bank would have earned during a particular fiscal quarter if the Financed Receivable Balance pursuant to the Domestic Agreement during such fiscal quarter was an amount equal to thirty percent (30.0%) of the Facility Amount at all times.

“Obligations” are Borrower’s obligation to pay when due any debts, principal, interest, Bank Expenses, and other amounts Borrower owes Bank now or later, whether under this Exim Agreement, the Domestic Agreement, the Loan Documents, or otherwise, including, without limitation, any interest accruing after Insolvency Proceedings begin and debts, liabilities, or obligations of Borrower assigned to Bank, and the performance of Borrower’s duties under the Loan Documents.

“Reserves” means, as of any date of determination, such amounts as Bank may from time to time establish and revise which reduce the amount of the Advances, and other financial accommodations which would otherwise be available to Borrower under the lending formula(s) provided herein: (a) for accrued interest; (b) to reflect events, conditions, contingencies or risks which, as determined by Bank, do or may adversely affect (i) the Collateral or any other property which is security for the Obligations or its value (including without limitation any increase in delinquencies of Accounts), (ii) the assets, business or prospects of Borrower, or (iii) the security interests and other rights of Bank in the Collateral (including the enforceability, perfection and priority thereof); (c) to reflect Bank’s good faith belief that any collateral report or financial information furnished by or on behalf of Borrower to Bank is or may have been incomplete, inaccurate or misleading in any material respect; or (d) in respect of any state of facts which Bank determines is reasonably likely to constitute an Event of Default or default.

[signature page follows]

IN WITNESS WHEREOF, the parties hereto have caused this Exim Agreement to be executed as a sealed instrument under the laws of the Commonwealth of Massachusetts as of the Effective Date.

BORROWER:

MICROFLUIDICS INTERNATIONAL CORPORATION

By:	/s/ Brian E. LeClair
Name:	Brian E. LeClair
Title:	Exec. VP & CFO

MICROFLUIDICS CORPORATION

By:	/s/ Brian E. LeClair
Name:	Brian E. LeClair
Title:	Exec. VP & CFO

BANK:

SILICON VALLEY BANK

By:	/s/ Kate Leland
Name:	Kate Leland
Title:	Vice President

EXHIBIT A

The Collateral consists of all of Borrower’s right, title and interest in and to the following:

All goods, equipment, inventory, contract rights or rights to payment of money, leases, license agreements, franchise agreements, general intangibles (including payment intangibles) accounts (including health-care receivables), documents, instruments (including any promissory notes), chattel paper (whether tangible or electronic), cash, deposit accounts, fixtures, letters of credit rights (whether or not the letter of credit is evidenced by a writing), commercial tort claims, securities, and all other investment property, supporting obligations, and financial assets, whether now owned or hereafter acquired, wherever located; and any copyright rights, copyright applications, copyright registrations and like protections in each work of authorship and derivative work, whether published or unpublished, now owned or later acquired; any patents, trademarks, service marks and applications therefor; trade styles, trade names, any trade secret rights, including any rights to unpatented inventions, know-how, operating manuals, license rights and agreements and confidential information, now owned or hereafter acquired; or any claims for damages by way of any past, present and future infringement of any of the foregoing; and

All Borrower’s books relating to the foregoing and any and all claims, rights and interests in any of the above and all substitutions for, additions, attachments, accessories, accessions and improvements to and replacements, products, proceeds and insurance proceeds of any or all of the foregoing.

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EXHIBIT B

SPECIALTY FINANCE DIVISION

Compliance Certificate

I, an authorized officer of MICROFLUIDICS INTERNATIONAL CORPORATION and MICROFLUIDICS CORPORATION (individually and collectively, jointly and severally, “Borrower”) certify under the Amended and Restated Export-Import Bank Loan and Security Agreement (as amended, the “Exim Agreement”) between Borrower and Silicon Valley Bank (“Bank”) as follows (all capitalized terms used herein shall have the meaning set forth in the Agreement):

Borrower represents and warrants for each Financed Receivable other than Financed Receivables based upon Exim Inventory Placeholder Invoices):

Each Financed Receivable is an Eligible Foreign Account.

Borrower is the owner with legal right to sell, transfer, assign and encumber such Financed Receivable;

The correct amount is on the Invoice Transmittal and is not disputed;

Payment is not contingent on any obligation or contract and Borrower has fulfilled all its obligations as of the Invoice Transmittal date;

Each Financed Receivable is based on an actual sale and delivery of goods and/or services rendered, is due to Borrower,  is not past due or in default, has not been previously sold, assigned, transferred, or pledged and is free of any liens, security interests and encumbrances other than Permitted Liens;

There are no defenses, offsets, counterclaims or agreements for which the Account Debtor may claim any deduction or discount;

It reasonably believes no Account Debtor is insolvent or subject to any Insolvency Proceedings;

It has not filed or had filed against it Insolvency Proceedings and does not anticipate any filing;

Bank has the right to endorse and/ or require Borrower to endorse all payments received on Financed Receivables and all proceeds of Collateral.

No representation, warranty or other statement of Borrower in any certificate or written statement given to Bank contains any untrue statement of a material fact or omits to state a material fact necessary to make the statement contained in the certificates or statement not misleading. All statements made and all unpaid balances appearing in all invoices, instruments and other documents evidencing the Financed Receivable are and shall be true and correct and all such invoices, instruments and other documents, and all of Borrower’s Books are genuine and in all respects what they purport to be.

All sales and other transactions underlying or giving rise to each Financed Receivable shall comply in all material respects with all applicable laws and governmental rules and regulations.

To the best of Borrower’s knowledge, all signatures and endorsements on all documents, instruments, and agreements relating to each Financed Receivable are genuine, and all such documents, instruments and agreements are legally enforceable in accordance with their terms.

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Additionally, Borrower represents and warrants as follows:

Borrower and each Subsidiary is duly existing and in good standing in its state of formation and qualified and licensed to do business in, and in good standing in, any state in which the conduct of its business or its ownership of property requires that it be qualified except where the failure to do so could not reasonably be expected to cause a Material Adverse Change.  The execution, delivery and performance of the Loan Documents have been duly authorized, and do not conflict with Borrower’s organizational documents, nor constitute an event of default under any material agreement by which Borrower is bound.  Borrower is not in default under any agreement to which or by which it is bound in which the default could reasonably be expected to cause a Material Adverse Change.

Borrower has good title to the Collateral, free of Liens except Permitted Liens.  All inventory is in all material respects of good and marketable quality, free from material defects.

Borrower is not an “investment company” or a company “controlled” by an “investment company” under the Investment Company Act of 1940, as amended.  Neither Borrower nor any of its Subsidiaries is a “holding company” or an “affiliate” of a “holding company” or a “subsidiary company” of a “holding company” as each term is defined and used in the Public Utility Holding Company Act of 2005.  Borrower is not engaged as one of its important activities in extending credit for margin stock (under Regulations X, T and U of the Federal Reserve Board of Governors).  Borrower has complied in all material respects with the Federal Fair Labor Standards Act.  Borrower has not violated any laws, ordinances or rules, the violation of which could reasonably be expected to cause a Material Adverse Change.  None of Borrower’s or any Subsidiary’s properties or assets has been used by Borrower or any Subsidiary or, to the best of Borrower’s knowledge, by previous Persons, in disposing, producing, storing, treating, or transporting any hazardous substance other than legally.  Borrower and each Subsidiary has timely filed all required tax returns and paid, or made adequate provision to pay, all material taxes, except those being contested in good faith with adequate reserves under GAAP.  Borrower and each Subsidiary has obtained all consents, approvals and authorizations of, made all declarations or filings with, and given all notices to, all government authorities that are necessary to continue its business as currently conducted except where the failure to obtain or make such consents, declarations, notices or filings would not reasonably be expected to cause a Material Adverse Change.

With respect to Exim Inventory Placeholder Invoices, Borrower represents and warrants that all of Borrower’s Inventory which is the subject of any Exim Inventory Placeholder Invoice is and will continue to be Eligible Export-Related Inventory.

The undersigned represents and warrants that as of the date hereof the foregoing is true, complete and correct, that the information reflected in this Compliance Certificate complies with the representations and warranties set forth in the Exim Agreement and the Borrower Agreement each dated                             , 2008, as may be amended from time to time, as if all representations and warranties were made as of the date hereof, and that Borrower is, and shall remain, in full compliance with its agreements, covenants, and obligations under such agreements.  Such representations and warranties include, without limitation, the following:  Borrower is using disbursements only for the purpose of enabling Borrower to finance the cost of manufacturing, purchasing or selling items intended for export.  Borrower is not using disbursements for the purpose of: (a) servicing any of Borrower’s unrelated pre-existing or future indebtedness; (b) acquiring fixed assets or capital goods for the use of Borrower’s business; (c) acquiring, equipping, or renting commercial space outside the United States; or (d) paying salaries of non-U.S. citizens or non-U.S. permanent residents who are located in the offices of the United States.  Additionally, disbursements are not being used to finance the manufacture, purchase or sale of all of the following:  (a)  Items to be sold to a buyer located in a country in which the Export Import Bank of the United States is legally prohibited from doing business; (b) that part of the cost of the items which is not U.S. Content unless such part is not greater than fifty percent (50%) of the cost of the items and is incorporated into the items in the United States; (c) defense articles or defense services or items directly or indirectly destined for use by military organizations designed primarily for military use (regardless of the nature or actual use of the items); or (d) any items to be used in the construction, alteration, operation or maintenance of nuclear power, enrichment, reprocessing, research or heavy water production facilities.

All representations and warranties in the Exim Agreement are true and correct in all material respects on this date, and Borrower represents that there is no existing Event of Default.

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Sincerely,

Signature

Title

Date

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Exhibit C

PROMISSORY NOTE

$1,250,000.00	, 2008

FOR VALUE RECEIVED, the undersigned (the “Borrower”), promises to pay to the order of Silicon Valley Bank (“Bank”), at such place as the holder hereof may designate, in lawful money of the United States of America, the aggregate unpaid principal amount of all advances (“Advances”) made by Bank to Borrower, up to a maximum principal amount of One Million Two Hundred Fifty Thousand Dollars ($1,250,000.00), plus interest, fees and finance charges on the aggregate unpaid principal amount of such Advances, at the rates and in accordance with the terms of the Amended and Restated Export-Import Bank Loan and Security Agreement between Borrower and Bank of even date herewith, as amended from time to time (the “Loan Agreement”).  The entire principal amount and all accrued interest shall be due and payable on                             , 2009 [364 DAYS FROM DATE OF THIS NOTE], or on such earlier date, as provided for in the Loan Agreement.

Borrower irrevocably waives the right to direct the application of any and all payments at any time hereafter received by Bank from or on behalf of Borrower, and Borrower irrevocably agrees that Bank shall have the continuing exclusive right to apply any and all such payments against the then due and owing obligations of Borrower as Bank may deem advisable.  In the absence of a specific determination by Bank with respect thereto, all payments shall be applied in the following order: (a) then due and payable fees and expenses; (b) then due and payable interest payments and mandatory prepayments; and (c) then due and payable principal payments and optional prepayments.

Bank is hereby authorized by Borrower to endorse on Bank’s books and records each Advance made by Bank under this Promissory Note and the amount of each payment or prepayment of principal of each such Advance received by Bank; it being understood, however, that failure to make any such endorsement (or any errors in notation) shall not affect the obligations of Borrower with respect to Advances made hereunder, and payments of principal by Borrower shall be credited to Borrower notwithstanding the failure to make a notation (or any errors in notation) thereof on such books and records.

Borrower promises to pay Bank all reasonable costs and reasonable expenses including all reasonable attorneys’ fees, incurred in such collection or in any suit or action to collect this Promissory Note or in any appeal thereof, unless a final court of competent jurisdiction finds that the Bank acted with gross negligence or willful misconduct.  Borrower waives presentment, demand, protest, notice of protest, notice of dishonor, notice of nonpayment, and any and all other notices and demands in connection with the delivery, acceptance, performance, default or enforcement of this Promissory Note, as well as any applicable statute of limitations.  No delay by Bank in exercising any power or right hereunder shall operate as a waiver of any power or right.  Time is of the essence as to all obligations hereunder.

This Promissory Note is issued pursuant to the Loan Agreement, which shall govern the rights and obligations of Borrower with respect to all obligations hereunder.

The law of the Commonwealth of Massachusetts shall apply to this Agreement.  BORROWER ACCEPTS FOR ITSELF AND IN CONNECTION WITH ITS PROPERTIES, UNCONDITIONALLY, THE NON-EXCLUSIVE JURISDICTION OF ANY STATE OR FEDERAL COURT OF COMPETENT JURISDICTION IN THE COMMONWEALTH OF MASSACHUSETTS IN ANY ACTION, SUIT, OR PROCEEDING OF ANY KIND, AGAINST IT WHICH ARISES OUT OF OR BY REASON OF THIS NOTE OR THE LOAN AGREEMENT; PROVIDED, HOWEVER, THAT IF FOR ANY REASON BANK CANNOT AVAIL ITSELF OF THE COURTS OF THE COMMONWEALTH OF MASSACHUSETTS, BORROWER ACCEPTS JURISDICTION OF THE COURTS AND VENUE IN SANTA CLARA COUNTY, CALIFORNIA.

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BORROWER WAIVES ITS RIGHT TO A JURY TRIAL OF ANY CLAIM OR CAUSE OF ACTION BASED UPON OR ARISING OUT OF ANY OF THE EXIM LOAN DOCUMENTS OR ANY OF THE TRANSACTIONS CONTEMPLATED THEREIN, INCLUDING CONTRACT CLAIMS, TORT CLAIMS, BREACH OF DUTY CLAIMS, AND ALL OTHER COMMON LAW OR STATUTORY CLAIMS.  BORROWER RECOGNIZES AND AGREES THAT THE FOREGOING WAIVER CONSTITUTES A MATERIAL INDUCEMENT FOR IT TO ENTER INTO THIS AGREEMENT.  BORROWER REPRESENTS AND WARRANTS THAT IT HAS REVIEWED THIS WAIVER WITH ITS LEGAL COUNSEL AND THAT IT KNOWINGLY AND VOLUNTARILY WAIVES ITS JURY TRIAL RIGHTS FOLLOWING CONSULTATION WITH LEGAL COUNSEL.

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BORROWER

By:

Name:

Title:

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